                                                                   EXHIBIT 1(a)

                           POST APARTMENT HOMES, L.P.

                             UNDERWRITING AGREEMENT

                                                                October 6, 2004

WACHOVIA CAPITAL MARKETS, LLC
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
as Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

         Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership"), confirms its agreement with Wachovia Capital Markets, LLC ("Wachovia Securities") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia Securities and Merrill Lynch are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $100,000,000 aggregate principal amount of the Operating Partnership's 5.125% Senior Notes due 2011 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of September 15, 2000 (the "Base Indenture") between the Operating Partnership and SunTrust Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of December 1, 2000 (the "First Supplemental Indenture" and together with the Base Indenture, the "Indenture").

         The Operating Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deems advisable after this Agreement has been executed and delivered and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1939 Act").

         The Operating Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act"), registration statements (Nos. 333-42884 and 333-55994) on Form S-3, relating to certain securities (the "Shelf Securities") to be issued from time to time by the Operating Partnership. The Operating Partnership also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. Such registration statements and any post-effective amendments thereto, if applicable, have been declared effective by the Commission. The registration statements as amended to the date of this Agreement are hereinafter referred to collectively as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Base Prospectus." The Base Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, the Base Prospectus, any preliminary form of Prospectus (a


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

"preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1934 Act") on or before the date of this Agreement or the date of the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any filing of documents under, or any documents filed under, the 1934 Act after the date of this Agreement, or the date of the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         SECTION 1. Representations and Warranties. The Operating Partnership represents and warrants to, and agrees with, each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Operating Partnership meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been duly complied with.

                  At the respective times that each Registration Statement became effective and at the Closing Time, each Registration Statement, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1939 Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to
         (i) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through Wachovia Securities expressly for use in the Registration Statement (or any amendment thereto) or to the Prospectus (or any amendment or supplement thereto) and (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act.


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                  (iv)     Financial Statements. The financial statements
         included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of each of the Company and the Operating Partnership and their respective consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' or partners' equity (as applicable) and cash flows of each of the Company and the Operating Partnership and their respective consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, or in the earnings or business affairs of the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); (B) there have been no transactions entered into by the Operating Partnership or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Operating Partnership and its subsidiaries considered as one enterprise; and (C) there has been no material change in the short-term debt or long-term debt of the Operating Partnership and its consolidated subsidiaries.

                  (vi) Good Standing of the Operating Partnership. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Operating Partnership (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries") has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock, limited liability company interest or partnership interest, as the case may be, of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; no outstanding capital stock, limited liability company interest or partnership interest of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. Each subsidiary of the Operating Partnership,


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         which is a "significant subsidiary" within the meaning of Rule 1-02(w)
         of Regulation S-X, is disclosed in the Registration Statement.

                  (viii) Capitalization. The Operating Partnership has an authorized capitalization as set forth in the Prospectus. The Prospectus accurately describes the interests in the Operating Partnership held by the Company. The outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding partnership interests of the Operating Partnership was issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                  (x) Authorization of the Indenture. Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Operating Partnership and the Indenture has been duly qualified under the 1939 Act and each constitutes a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xi) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will be in the form contemplated by the Indenture and will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xii) Description of the Securities and the Indenture. The terms of the Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus.

                  (xiii) Absence of Defaults and Conflicts. Neither the Operating Partnership nor any of its subsidiaries is in violation of its organizational documents in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Operating Partnership or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that could not be reasonably expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the transactions contemplated thereby (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the


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         caption "Use of Proceeds") and compliance by the Operating Partnership with its obligations hereunder and under the Indenture and the Securities do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that could not be reasonably expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Operating Partnership or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership or any subsidiary or any of their assets, properties or operations, except for those violations that could not be reasonably expected to result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership or any subsidiary.

                  (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Operating Partnership of its obligations hereunder.

                  (xv) Absence of Manipulation. Neither the Operating Partnership nor any affiliate of the Operating Partnership has taken, nor will the Operating Partnership or any affiliate take, directly or indirectly, any action which is designed to or which has constituted stabilization or manipulation of the price of any security of the Operating Partnership to facilitate the sale or resale of the Securities.

                  (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Operating Partnership of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Operating Partnership, except such as have been already obtained or as may be required under the 1933 Act or state securities laws and except for the qualification of the Indenture under the 1939 Act.

                  (xvii) Possession of Licenses and Permits. The Operating Partnership and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; the Operating Partnership and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect,


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         except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and neither the Operating Partnership nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be reasonably expected to result in a Material Adverse Effect.

                  (xviii) Real Estate. (A) Except as otherwise set forth in the Registration Statement or the Prospectus, the Operating Partnership and its subsidiaries directly or indirectly hold good and marketable title to the real property and improvements described as being owned by the Operating Partnership and its subsidiaries in the Prospectus (the "Properties") (which title is, as applicable, in the form of fee simple title to land, air rights or condominium units, or leasehold title to land, air rights or condominium units) subject, however, to mortgages on such Properties, to leases of certain equipment and other personal property, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Time, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the Closing Time, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, ownership of cable television and other telecommunication lines and facilities serving one or more of such Properties by the cable television and other telecommunication providers or their affiliates, service marks and trade names used in connection with such Properties, and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; and (B) the ground lease under which the Operating Partnership leases the land or air rights on which any Property is located is in full force and effect, and the Operating Partnership is not in default in respect of any of the terms or provisions of any such lease and the Operating Partnership has not received notice of the assertion of any claim by anyone adverse to the Operating Partnership's rights as lessee under any such lease, or affecting or questioning the Operating Partnership's right to the continued possession or use of the Property under any such lease or of a default under any such lease, other than claims which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except to the extent disclosed in the Prospectus and except for such failures to comply that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (xix) Insurance. Each of the Operating Partnership and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged, except where the failure to be so insured could not be reasonably expected to have a Material Adverse Effect.

                  (xx) No Plan Assets. The assets of the Operating Partnership do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

                  (xxi) Taxation as REIT. The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for each of the taxable years beginning with the year ended December 31, 1993, and its current organization and method of


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         operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

                  (xxii) Partnership Taxation. The Operating Partnership and each subsidiary that is a partnership or a limited liability company under state law (each a "Subsidiary Partnership") are properly classified as partnerships or disregarded entities, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

                  (xxiii) Tax Returns. Each of the Company and the Operating Partnership and each of their subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns, reports, information returns and statements which have been required to be filed by them (except for returns, reports, information returns and statements the failure to file which could not be reasonably expected to have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and in respect of which adequate reserves are being maintained and except to the extent any such failure to pay could not be reasonably expected to have a Material Adverse Effect.

                  (xxiv) Investment Company Act. Neither the Company nor the Operating Partnership is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxv) Environmental Laws. Except as described in the Prospectus and except as could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) neither the Operating Partnership nor any of its subsidiaries is in violation of any legally binding applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Operating Partnership and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Operating Partnership or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Operating Partnership or any of its subsidiaries relating to Hazardous Materials or any applicable Environmental Laws.


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         SECTION 2.        Sale and Delivery to Underwriters; Closing.

         (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Mayer, Brown, Rowe & Maw, LLP, 190 S. LaSalle Street, Chicago, Illinois 60603, or at such other place as shall be agreed upon by the Representatives and the Operating Partnership, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Operating Partnership (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Wachovia Securities, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Securities, which may be in temporary form, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. Covenants of the Operating Partnership. The Operating Partnership covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Operating Partnership, subject to Section 3(b), will notify the Representatives immediately (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Prospectus or the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Operating Partnership will effect the filings necessary pursuant to Rule 424(b) in compliance with such rule. The Operating Partnership will make every

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reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. Until the end of the period during which the Prospectus is required to be delivered under the 1933 Act in connection with the offering and sale of the Securities, the Operating Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Operating Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters upon request, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto relating to the Securities (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

         (d) Delivery of Prospectuses. The Operating Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Operating Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

         (e) Continued Compliance with Securities Laws. The Operating Partnership will comply with the 1933 Act, the 1934 Act and the 1939 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Operating Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Operating Partnership will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Operating Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Operating Partnership will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Operating Partnership will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

         (g) Rule 158. The Operating Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Operating Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Restriction on Sale of Securities. Until the Closing Time, the Operating Partnership and the Company will not, without the prior written consent of Wachovia Securities, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company or the Operating Partnership.

         (j) Reporting Requirements. The Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

         SECTION 4.        Payment of Expenses.

         (a) Expenses. The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Operating Partnership's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Operating Partnership relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Operating Partnership and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (x) any fees payable in connection with the rating of the Securities.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Operating Partnership contained in
Section 1 hereof as of the date hereof and as of the Closing Time and to the performance by the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement shall remain effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Operating Partnership. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of King & Spalding, LLP, counsel for the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and Georgia and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Operating Partnership and its subsidiaries and certificates of public officials.

         (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in the first sentences of clauses (i) and (ii) and the matters set forth in clauses (iii) (with respect to the binding effect and enforceability of the Indenture), (iv) (with respect to the binding effect and enforceability of the Securities) and (xii) of Exhibit A hereto and the final paragraph thereof. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Operating Partnership and its subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At Closing Time, the Representatives shall have received a certificate, in form and substance reasonably satisfactory to the Representatives, of the President or a Vice President of the Operating Partnership and of the chief financial or chief accounting officer of the Operating Partnership, dated as of Closing Time, as to the absence of the matters set forth in Section 9(a)(i) hereof and to the effect that (i) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(ii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Pricewaterhouse Coopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Pricewaterhouse Coopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Maintenance of Rating. At Closing Time, the Securities shall be rated at least Baa3 by Moody's Investor's Service Inc. and BBB by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's or the Operating Partnership's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's or the Operating Partnership's other debt securities, in each case, with negative implications (which shall not include announcements with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

         (h) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and its partner(s) in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Operating Partnership at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.        Indemnification.

         (a) Indemnification of Underwriters. The Operating Partnership agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Operating Partnership;

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through Wachovia Securities expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and (B) as to any preliminary prospectus, the Prospectus or any amendment or supplement thereto, this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, liability, claim, damage or expense arising from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof to such Underwriter in the quantities requested and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus, Prospectus (excluding documents incorporated by reference) or amendment or supplement thereto, which the Company has sustained the burden of proving was corrected in the Prospectus (excluding documents incorporated by reference) as then amended or supplemented.

         (b) Indemnification of Operating Partnership, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Operating Partnership, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by such Underwriter through Wachovia Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Wachovia Securities, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Operating

Partnership. An indemnifying party may participate at its own expense in the defense of any such action and may assume the defense thereof with counsel satisfactory to such indemnified party, and shall pay the fees and expenses of such counsel; provided, however, that (i) if the indemnifying party fails to assume such defense in a timely manner or (ii) if there exists or is reasonably likely to exist in the opinion of the indemnified party a conflict of interest or different defenses that would make it inappropriate in the judgment of such indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, then such indemnified party shall be entitled to retain its own counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

         The relative fault of the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director (or person of similar managerial role) of the Operating Partnership, each officer of the Company and/or Operating Partnership who signed the Registration Statement, and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Operating Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Operating Partnership and (ii) delivery of and payment for the Securities.

         SECTION 9.        Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Operating Partnership, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which in the judgment of the Representatives makes it impracticable or inadvisable to market the Securities or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities or (iii) if trading in any securities of the Company or the Operating Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Operating Partnership shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, NC attention of Debt Capital Markets; and notices to the Operating Partnership shall be directed to it at Post Apartment Homes, L.P. Attn: Christopher J. Papa, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327, Facsimile: 404-504-9388, with a copy to King & Spalding LLP, 191 Peachtree Street, Atlanta, GA 30303,
Facsimile: 404-572-5147 Attn: John J. Kelley, III.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         SECTION 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Operating Partnership in accordance with its terms.

                                         Very truly yours,

                                         POST APARTMENT HOMES, L.P.



                                          By:  POST GP HOLDINGS, INC.



                                         By /s/ Christopher J. Papa
                                           ------------------------------------
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WACHOVIA CAPITAL MARKETS, LLC



By /s/ Teresa Hee
  -----------------------------------
  Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED



By /s/ Mark E. Hagan
  -----------------------------------
  Title: Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                                Principal
          Name of Underwriter                                                             Amount of Securities
          -------------------                                                             --------------------
Wachovia Capital Markets, LLC                                                                 $  60,000,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                                                         40,000,000
                                                                                              =============
Total............................................................................             $ 100,000,000


                                     Sch A-1

                                   SCHEDULE B

         1. The initial public offering price of the Securities shall be 99.831% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the Securities shall be 0.625% of the principal amount thereof.

         3.       The interest rate on the Securities shall be 5.125% per annum.


                                     Sch B-1

                                                                      Exhibit A

         (i) The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the state of Georgia. The Operating Partnership has partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to such counsel's knowledge, is duly qualified as a foreign entity in the jurisdictions set forth in an exhibit to the opinion. All of the issued and outstanding interests in the Operating Partnership have been duly authorized and validly issued and fully paid.

         (ii) The Company, each Significant Subsidiary, and Post GP has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority to own, lease and operate its properties and to conduct the business in which it is engaged.

         (iii) Each of the Base Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Operating Partnership and, assuming that the Trustee has duly authorized, executed and delivered the Base Indenture and the Supplemental Indenture and has otherwise satisfied all legal requirements applicable to it to the extent necessary to make the Base Indenture and the Supplemental Indenture binding against it, each of the Base Indenture and the Supplemental Indenture constitute valid and binding agreements of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity. The Indenture has been duly qualified under the 1939 Act.

         (iv) The issuance, execution and delivery of the Securities have been duly authorized by the Operating Partnership. The Securities when duly executed and delivered by the Operating Partnership and duly authenticated in accordance with the terms of the Indenture and delivered and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity.

         (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Operating Partnership.

         (vi) The execution and delivery of the Underwriting Agreement by the Operating Partnership, and the performance by the Operating Partnership of its obligations thereunder and the consummation of the transactions contemplated thereunder, (A) do not conflict with or constitute a breach or violation of, or default under, to the knowledge of such counsel, any instrument or agreement filed or incorporated by reference as an exhibit to the Registration Statement to which the Operating Partnership is a party or by which it or any of its respective properties or other assets or any Property may be bound or subject, except such breaches, violations or defaults that could not reasonably be expected to have a Material Adverse Effect; (B) do not and will not result in a violation of the certificate of limited partnership or partnership agreement of the Operating Partnership; or (C) do not and will not result in a violation of any law, rule, regulation, judgment, order, writ or decree known to us to be applicable to the Operating

Partnership, except for such violations that could not be reasonably expected to have a Material Adverse Effect.

         (vii) The Registration Statement is effective under the 1933 Act and, to counsel's knowledge based solely upon telephonic confirmation from the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission. The Prospectus was timely filed in the manner required by Rule 424 of the 1933 Act.

         (viii) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

         (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the 1933 Act and 1939 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is required to be made by the Operating Partnership in connection with the authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

         (x) To the knowledge of such counsel, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company, the Operating Partnership, any Significant Subsidiary or any material property of the Operating Partnership that is required to be disclosed in the Registration Statement (other than as disclosed therein).

         (xi) Neither the Company nor the Operating Partnership is required to be registered as an investment company under the 1940 Act.

         (xii) At the time the Registration Statement became effective and at the date of the Prospectus, the Registration Statement and the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom, and the Statement of Eligibility on Form T-1, as to which such counsel need not express any opinion), excluding the documents incorporated by reference therein, complied as to form in all material respects with the requirements of the 1933 Act and the 1939 Act.

         (xiii) Each document heretofore filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act in effect at the date of their respective filings.

         (xiv) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT each of its taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

         (xv) The Operating Partnership and each Significant Subsidiary that is a partnership or limited liability company under state law ("Subsidiary Partnership") are properly classified as partnerships or disregarded entities, and not as corporations or as associations taxable as corporations, for federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

         (xvi) Although the discussion set forth in the Prospectus under the caption "Certain Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the purchase, ownership and disposition of the Securities by a holder who purchases such Securities, subject to the qualifications set forth therein. The United States federal income tax consequences of an investment in the Securities by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Certain Federal Income Tax Considerations" as applied to any particular holder.

Such counsel shall additionally state that such counsel has in its capacity as counsel for the Operating Partnership, such counsel has participated in conferences with officers and other representatives of the Operating Partnership, the independent public accountants for the Operating Partnership, the representatives of the Underwriters and counsel to the Underwriters during which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as set forth in paragraphs (xii) and (xvi) above), on the basis of the information that was developed in the course of the performance of the services referred to above, considered in light of such counsel's understanding of applicable law, nothing has come to such counsel's attention that caused it to believe that the Registration Statement (other than the financial statements and notes thereto, the financial statement schedule and other financial data included or incorporated by reference therein or omitted therefrom or the Statement of Eligibility on Form T-1, as to which such counsel need not express a belief), as of the time it became effective under the 1933 Act, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes thereto, the financial statement schedule and other financial data included or incorporated by reference therein or omitted therefrom or the Statement of Eligibility on Form T-1, as to which such counsel need not express a belief), as of the date of the Prospectus or as of the date hereof, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such counsel (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership, Post GP and the Company and (B) may rely as to the qualification and good standing of each of the Operating Partnership or any of the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters.